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                                                                 Exhibit (n)(ii)


          CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of our report dated March 30, 2005, relating to the statements of assets and liabilities of CSFB Alternative Capital Multi-Strategy Master Fund, LLC, CSFB Alternative Capital Event Driven Master Fund, LLC, CSFB Alternative Capital Long/Short Equity Master Fund, LLC, CSFB Alternative Capital Relative Value Master Fund, LLC and CSFB Alternative Capital Tactical Trading Master Fund, LLC, which appear in such Registration Statement. We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm and Legal Counsel" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
March 30, 2005